The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

NATIONSTAR 2006-B
SEASONED 60+

		Minimum	Maximum
Scheduled Principal Balance	$92,480,646	$120	$323,022
Average Scheduled Principal Balance	$52,367
Number of Mortgage Loans	1,766

Arrearage	$5,632,397	$0	$79,280

Weighted Average Gross Coupon	10.78%	5.10%	17.99%
Weighted Average FICO Score	580	400	825
Weighted Average Combined Original LTV	79.36%	13.83%	100.00%

Weighted Average Original Term	313 months	84 months	360 months
Weighted Average Stated Remaining Term	241 months	11 months	300 months
Weighted Average Seasoning	73 months	60 months	116 months

Weighted Average Gross Margin	6.475%	3.200%	11.050%
Weighted Average Minimum Interest Rate	10.499%	6.750%	14.375%
Weighted Average Maximum Interest Rate	17.474%	13.750%	21.100%
Weighted Average Initial Rate Cap	1.840%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.008%	1.000%	2.000%
Weighted Average Months to Roll	4 months	1 months	6 months

Maturity Date		Jul 1 2007	Aug 1 2031
Maximum Zip Code Concentration	0.46%	75025

ARM	10.34%	Cash Out Refinance	64.48%
Fixed Rate	89.66%	Purchase	14.82%
		Rate/Term Refinance	20.70%
2/28 6 MO LIBOR	8.62%
6 MO LIBOR	1.71%	Condominium	0.49%
Fixed Rate	81.60%	Manufactured Housing	2.60%
Fixed Rate 30/15 Balloon	8.06%	PUD	5.69%
		Single Family	89.49%
Not Interest Only	100.00%	Townhouse	0.44%
		Two-Four Family	1.29%
Prepay Penalty: 0 months	47.41%
Prepay Penalty: 12 months	2.50%	Investor	2.21%
Prepay Penalty: 24 months	1.76%	Primary	97.35%
Prepay Penalty: 36 months	7.90%	Second Home	0.44%
Prepay Penalty: 48 months	0.07%
Prepay Penalty: 60 months	40.35%	Top 5 States:
		Texas	17.39%
First Lien	97.52%	Tennessee	6.51%
Second Lien	2.48%	Georgia	6.03%
		North Carolina	5.63%
Full Documentation	89.82%	Pennsylvania	5.53%
Limited Documentation	3.71%
No Income Verification	6.47%	Bankruptcy	9.54%
		Not Bankruptcy	90.46%

		Not Section 32	95.87%
		Section 32	4.13%

NATIONSTAR 2006-B

SEASONED 60+
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1,042	30,514,594.98	33.00%	11.703	198	76.41	575
50,000.01 - 100,000.00	550	37,074,368.29	40.09%	10.757	255	82.00	571
100,000.01 - 150,000.00	123	14,401,363.99	15.57%	10.321	268	81.73	586
150,000.01 - 200,000.00	28	4,872,200.75	5.27%	9.464	278	77.69	597
200,000.01 - 250,000.00	13	2,855,387.64	3.09%	8.866	281	75.39	583
250,000.01 - 300,000.00	9	2,439,708.16	2.64%	7.654	257	72.42	695
300,000.01 - 350,000.00	1	323,022.19	0.35%	6.250	300	60.35	731
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	2	235,309.23	0.25%	5.355	138	65.60	637
5.500 - 5.999	11	1,274,807.50	1.38%	5.848	240	59.37	734
6.000 - 6.499	31	4,116,812.61	4.45%	6.284	287	57.57	753
6.500 - 6.999	17	1,708,191.52	1.85%	6.818	248	67.67	674
7.000 - 7.499	15	1,177,380.17	1.27%	7.240	265	77.90	657
7.500 - 7.999	24	1,714,942.30	1.85%	7.782	234	75.38	657
8.000 - 8.499	22	1,469,982.00	1.59%	8.284	238	78.32	620
8.500 - 8.999	72	4,799,791.28	5.19%	8.759	239	76.91	586
9.000 - 9.499	59	3,298,021.04	3.57%	9.208	226	80.10	590
9.500 - 9.999	174	10,290,547.82	11.13%	9.816	237	82.35	578
10.000 -10.499	100	5,794,981.44	6.27%	10.251	250	83.56	562
10.500 -10.999	223	12,125,656.09	13.11%	10.806	245	82.70	561
11.000 -11.499	150	8,025,806.06	8.68%	11.235	239	84.20	563
11.500 -11.999	233	12,073,865.19	13.06%	11.742	240	83.03	561
12.000 -12.499	116	5,760,784.23	6.23%	12.206	251	83.26	558
12.500 -12.999	184	7,907,893.04	8.55%	12.775	236	79.51	555
13.000 -13.499	77	2,858,722.45	3.09%	13.251	237	78.69	546
13.500 -13.999	122	4,220,788.04	4.56%	13.735	222	73.95	554
14.000 -14.499	57	1,503,484.49	1.63%	14.177	179	76.28	540
14.500 -14.999	44	1,376,561.79	1.49%	14.727	223	72.81	545
15.000 -15.499	8	253,962.27	0.27%	15.142	270	76.93	525
15.500 -15.999	8	219,817.76	0.24%	15.670	234	70.12	528
16.000 -16.499	8	161,824.61	0.17%	16.203	178	65.76	581
16.500 -16.999	4	46,978.07	0.05%	16.684	199	62.65	602
17.000 -17.499	1	32,043.84	0.03%	17.250	291	60.00	497
17.500 -17.999	4	31,691.16	0.03%	17.599	60	69.57	492
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	224	11,251,583.41	12.17%	11.645	252	81.27	483
500-524	254	13,271,697.41	14.35%	11.248	238	82.79	512
525-549	251	13,252,728.56	14.33%	11.251	243	82.27	537
550-574	285	15,308,475.30	16.55%	11.358	243	81.80	561
575-599	205	10,117,832.55	10.94%	11.302	244	80.97	586
600-624	157	7,560,065.19	8.17%	10.827	231	80.13	612
625-649	103	5,509,593.46	5.96%	10.232	219	78.07	637
650-674	86	3,921,955.99	4.24%	10.145	221	74.04	661
675-699	52	2,653,165.50	2.87%	9.794	219	76.88	685
700+	148	9,627,599.12	10.41%	7.786	254	65.80	754
None	1	5,949.51	0.01%	13.800	51	28.58	0
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	91	3,044,626.53	3.29%	9.576	208	39.32	651
50.00- 54.99	40	1,731,073.80	1.87%	9.748	250	52.25	659
55.00- 59.99	45	2,059,950.64	2.23%	8.539	228	57.02	672
60.00- 64.99	69	3,259,694.15	3.52%	8.925	230	62.36	672
65.00- 69.99	92	4,782,863.01	5.17%	9.635	217	66.32	638
70.00- 74.99	141	6,522,955.00	7.05%	10.909	231	72.20	577
75.00- 79.99	197	9,515,557.44	10.29%	11.180	239	77.00	580
80.00	354	17,857,386.70	19.31%	11.098	242	80.00	571
80.01- 84.99	122	6,144,745.09	6.64%	10.887	241	82.49	567
85.00- 89.99	265	14,891,334.21	16.10%	11.049	245	86.13	562
90.00- 94.99	289	19,979,836.80	21.60%	11.047	253	90.44	555
95.00- 99.99	51	2,500,463.85	2.70%	11.081	242	97.21	552
100.00	10	190,158.78	0.21%	12.136	139	100.00	576
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
84	7	51,782.75	0.06%	11.202	16	61.34	565
96	4	64,627.86	0.07%	11.022	29	78.10	609
120	114	1,572,705.89	1.70%	11.922	46	68.48	583
144	4	103,219.07	0.11%	11.152	71	69.00	582
156	1	39,608.95	0.04%	9.700	96	70.05	541
168	1	45,001.02	0.05%	12.450	107	85.49	531
180	430	15,981,268.34	17.28%	10.976	109	76.85	586
240	184	7,643,571.12	8.27%	11.050	163	78.85	577
264	1	49,781.85	0.05%	12.750	194	66.73	495
300	16	941,233.17	1.02%	10.038	233	80.87	572
360	1,004	65,987,845.98	71.35%	10.677	287	80.30	579
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	126	1,710,281.39	1.85%	11.805	45	68.47	587
61-120	435	16,147,932.49	17.46%	10.983	109	76.84	585
121-180	184	7,643,571.12	8.27%	11.050	163	78.85	577
181-240	17	991,015.02	1.07%	10.174	231	80.16	568
241-300	1,004	65,987,845.98	71.35%	10.677	287	80.30	579
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	117	4,928,442.50	5.33%	10.448	220	72.15	617
20.01 -25.00	155	7,550,879.35	8.16%	10.088	235	73.63	611
25.01 -30.00	187	9,083,239.38	9.82%	10.526	237	77.16	594
30.01 -35.00	241	11,255,701.66	12.17%	11.119	235	80.87	578
35.01 -40.00	280	15,578,466.86	16.85%	10.599	245	78.74	585
40.01 -45.00	386	21,323,624.59	23.06%	10.646	240	81.00	575
45.01 -50.00	283	15,369,418.92	16.62%	11.391	247	82.16	556
50.01 -55.00	116	7,324,248.56	7.92%	10.952	252	81.07	566
55.01 -60.00	1	66,624.18	0.07%	12.500	265	90.00	563
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	141	9,558,871.83	10.34%	11.502	284	83.20	554
Fixed Rate	1,625	82,921,774.17	89.66%	10.694	236	78.91	583
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	115	7,975,462.45	8.62%	11.573	286	83.49	557
6 MO LIBOR	26	1,583,409.38	1.71%	11.146	273	81.72	538
Fixed Rate	1,506	75,463,445.56	81.60%	10.693	248	78.83	585
Fixed Rate 30/15 Balloon	119	7,458,328.61	8.06%	10.700	114	79.77	571
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Interest Only	1,766	92,480,646.00	100.00%	10.777	241	79.36	580
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	981	43,846,638.28	47.41%	11.394	234	79.34	569
Prepay Penalty: 12 months	40	2,315,085.71	2.50%	10.762	256	80.20	589
Prepay Penalty: 24 months	20	1,631,667.23	1.76%	11.422	277	82.38	573
Prepay Penalty: 36 months	118	7,307,682.35	7.90%	10.689	241	83.86	586
Prepay Penalty: 48 months	1	66,373.41	0.07%	9.900	291	84.00	551
Prepay Penalty: 60 months	606	37,313,199.02	40.35%	10.043	246	78.30	592
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,638	90,183,757.04	97.52%	10.732	243	79.31	580
Second Lien	128	2,296,888.96	2.48%	12.557	150	81.03	581
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	1,608	83,067,165.72	89.82%	10.760	240	79.99	581
Limited Documentation	49	3,428,403.06	3.71%	10.858	255	76.67	578
No Income Verification	109	5,985,077.22	6.47%	10.970	247	72.10	577
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,247	59,628,713.74	64.48%	10.842	233	78.09	579
Purchase	200	13,705,818.49	14.82%	11.088	270	84.44	565
Rate/Term Refinance	319	19,146,113.77	20.70%	10.353	244	79.67	594
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	11	454,968.00	0.49%	10.121	248	77.41	609
Manufactured Housing	48	2,408,917.90	2.60%	10.876	214	81.12	576
PUD	51	5,263,821.96	5.69%	10.327	269	80.68	595
Single Family	1,620	82,760,504.06	89.49%	10.790	240	79.27	580
Townhouse	10	402,945.32	0.44%	11.509	196	83.71	540
Two-Four Family	26	1,189,488.76	1.29%	11.698	232	75.36	550
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	66	2,046,010.31	2.21%	11.595	210	73.71	600
Primary	1,687	90,027,817.39	97.35%	10.755	241	79.52	580
Second Home	13	406,818.30	0.44%	11.549	232	72.14	549
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	1	43,381.38	0.05%	11.900	143	75.37	629
Arizona	21	1,225,372.90	1.33%	10.369	245	78.46	570
Arkansas	35	1,360,351.04	1.47%	11.216	255	81.84	570
California	8	693,882.18	0.75%	8.416	280	73.89	684
Colorado	26	2,530,107.49	2.74%	7.321	282	61.22	711
Connecticut	16	2,233,125.30	2.41%	7.690	288	64.19	689
Delaware	5	511,456.32	0.55%	9.722	274	70.19	656
District of Columbia	1	77,357.31	0.08%	11.500	264	87.64	645
Florida	93	4,735,634.58	5.12%	10.194	248	80.70	572
Georgia	88	5,576,258.84	6.03%	10.775	264	85.27	563
Idaho	12	722,070.81	0.78%	10.070	274	82.43	586
Illinois	50	2,144,653.17	2.32%	11.703	190	83.42	570
Indiana	46	2,305,010.98	2.49%	10.347	259	81.61	588
Iowa	19	877,530.38	0.95%	11.000	242	82.45	590
Kansas	30	1,380,498.44	1.49%	11.613	175	83.59	579
Kentucky	24	1,108,338.09	1.20%	10.846	265	86.42	568
Louisiana	71	3,230,354.32	3.49%	10.774	238	84.68	570
Maine	4	227,196.44	0.25%	10.805	295	76.62	564
Maryland	3	193,571.27	0.21%	11.206	255	85.36	581
Massachusetts	4	229,402.94	0.25%	11.656	271	59.50	600
Michigan	57	3,080,684.11	3.33%	10.845	199	80.91	560
Minnesota	8	278,117.94	0.30%	12.856	251	77.70	563
Mississippi	84	3,367,592.89	3.64%	12.150	231	81.33	562
Missouri	73	3,314,118.37	3.58%	11.315	199	80.20	577
Montana	2	57,177.27	0.06%	10.527	118	81.86	547
Nebraska	16	806,555.57	0.87%	11.612	249	74.62	598
Nevada	5	279,909.84	0.30%	9.669	264	83.14	577
New Hampshire	2	116,868.91	0.13%	12.717	292	56.91	575
New Jersey	4	464,731.68	0.50%	7.735	142	71.70	689
New Mexico	21	1,051,607.74	1.14%	11.413	241	80.74	574
New York	36	1,710,604.11	1.85%	11.277	253	80.85	573
North Carolina	89	5,208,405.58	5.63%	11.345	235	81.41	548
North Dakota	1	25,188.26	0.03%	12.150	300	28.00	572
Ohio	77	5,071,808.15	5.48%	10.141	203	81.05	572
Oklahoma	42	1,445,920.41	1.56%	11.725	263	82.87	578
Oregon	12	827,539.29	0.89%	10.068	256	78.43	613
Pennsylvania	94	5,117,994.45	5.53%	9.771	260	73.81	602
South Carolina	43	2,471,784.45	2.67%	11.089	243	81.38	561
South Dakota	3	50,820.87	0.05%	11.047	177	78.10	503
Tennessee	109	6,020,676.86	6.51%	11.164	256	83.99	558
Texas	350	16,079,580.16	17.39%	11.583	235	77.34	566
Utah	11	1,036,351.05	1.12%	10.341	276	83.62	599
Virginia	27	1,302,054.76	1.41%	10.481	208	75.32	619
Washington	16	881,478.93	0.95%	10.570	246	80.20	587
West Virginia	6	243,661.33	0.26%	10.943	271	79.00	630
Wisconsin	16	516,766.91	0.56%	11.360	241	79.22	561
Wyoming	5	247,091.93	0.27%	8.838	246	68.42	690
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	60,840.60	0.64%	8.900	292	80.00	512
3.500 - 3.999	2	264,505.44	2.77%	8.366	288	80.00	527
4.000 - 4.499	4	239,083.57	2.50%	9.487	291	83.89	595
4.500 - 4.999	8	599,307.66	6.27%	10.016	278	84.13	566
5.000 - 5.499	17	1,085,883.25	11.36%	10.499	277	84.48	571
5.500 - 5.999	16	1,352,301.56	14.15%	10.933	279	85.94	552
6.000 - 6.499	21	1,559,738.43	16.32%	10.871	276	86.60	544
6.500 - 6.999	20	1,067,500.92	11.17%	12.023	286	81.82	556
7.000 - 7.499	16	1,261,483.93	13.20%	12.047	285	84.89	577
7.500 - 7.999	8	561,666.24	5.88%	12.662	293	75.82	554
8.000 - 8.499	10	582,621.79	6.10%	13.181	293	78.56	530
8.500 - 8.999	6	356,558.16	3.73%	13.384	299	80.52	529
9.000 - 9.499	6	285,267.39	2.98%	13.885	291	79.22	533
9.500 - 9.999	1	60,873.29	0.64%	14.875	299	85.96	554
10.000 -10.499	3	162,102.81	1.70%	14.852	300	77.95	491
10.500 -10.999	1	48,941.84	0.51%	15.250	299	72.45	488
11.000 -11.499	1	10,194.95	0.11%	16.375	300	20.79	670
Total	141	9,558,871.83	100.00%	11.502	284	83.20	554

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.500 - 6.999	2	127,811.33	1.34%	9.053	300	79.87	659
7.000 - 7.499	1	89,134.81	0.93%	9.875	299	76.26	527
7.500 - 7.999	3	159,437.69	1.67%	10.110	300	85.00	623
8.000 - 8.499	3	357,099.84	3.74%	9.246	274	78.07	539
8.500 - 8.999	8	637,536.99	6.67%	10.404	288	86.73	542
9.000 - 9.499	5	337,026.62	3.53%	11.560	273	80.97	556
9.500 - 9.999	28	2,273,357.16	23.78%	11.469	288	83.77	570
10.000 -10.499	9	592,894.92	6.20%	10.277	275	83.54	542
10.500 -10.999	23	1,611,650.77	16.86%	11.869	278	83.98	546
11.000 -11.499	18	1,263,224.27	13.22%	11.828	284	85.31	560
11.500 -11.999	19	1,219,948.02	12.76%	11.643	285	82.00	545
12.000 -12.499	4	170,972.70	1.79%	12.208	290	85.22	495
12.500 -12.999	11	460,268.40	4.82%	13.669	285	82.16	537
13.000 -13.499	1	62,566.65	0.65%	13.450	293	70.00	498
13.500 -13.999	4	130,265.27	1.36%	14.428	295	69.87	526
14.000 -14.499	2	65,676.39	0.69%	14.161	262	80.00	575
Total	141	9,558,871.83	100.00%	11.502	284	83.20	554

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.500 -13.999	2	127,811.33	1.34%	9.053	300	79.87	659
14.000 -14.499	1	89,134.81	0.93%	9.875	299	76.26	527
14.500 -14.999	3	159,437.69	1.67%	10.110	300	85.00	623
15.000 -15.499	3	357,099.84	3.74%	9.246	274	78.07	539
15.500 -15.999	8	637,536.99	6.67%	10.404	288	86.73	542
16.000 -16.499	5	337,026.62	3.53%	11.560	273	80.97	556
16.500 -16.999	29	2,318,361.30	24.25%	11.498	288	83.60	570
17.000 -17.499	10	628,258.88	6.57%	10.388	274	83.33	539
17.500 -17.999	24	1,660,290.13	17.37%	11.903	278	83.86	548
18.000 -18.499	17	1,227,860.31	12.85%	11.816	285	85.46	562
18.500 -18.999	18	1,175,237.47	12.29%	11.586	285	82.26	545
19.000 -19.499	4	170,972.70	1.79%	12.208	290	85.22	495
19.500 -19.999	10	411,335.45	4.30%	13.760	290	82.42	530
20.000 -20.499	2	81,654.73	0.85%	13.637	284	72.34	526
20.500 -20.999	4	130,265.27	1.36%	14.428	295	69.87	526
21.000+	1	46,588.31	0.49%	14.125	265	80.00	557
Total	141	9,558,871.83	100.00%	11.502	284	83.20	554

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	26	1,602,686.53	16.77%	11.146	274	81.53	540
1.500	1	72,998.78	0.76%	13.250	280	80.00	481
2.000	112	7,772,114.05	81.31%	11.520	286	83.69	558
3.000	2	111,072.47	1.16%	14.245	300	75.00	504
Total	141	9,558,871.83	100.00%	11.502	284	83.20	554

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	139	9,450,509.09	98.87%	11.486	284	83.23	555
1.500	1	72,998.78	0.76%	13.250	280	80.00	481
2.000	1	35,363.96	0.37%	12.250	244	79.83	490
Total	141	9,558,871.83	100.00%	11.502	284	83.20	554

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/15/06	5	327,194.75	3.42%	10.297	265	88.73	522
09/01/06	8	602,125.25	6.30%	10.904	274	86.28	552
09/15/06	9	561,374.06	5.87%	10.967	269	84.24	607
10/01/06	15	630,542.84	6.60%	11.880	273	80.90	594
10/15/06	5	387,344.16	4.05%	10.351	270	86.32	551
11/01/06	7	584,189.70	6.11%	11.254	280	85.48	531
12/01/06	6	579,096.45	6.06%	10.303	290	82.35	528
12/04/06	1	59,124.29	0.62%	13.550	293	85.00	525
12/11/06	1	57,714.43	0.60%	13.500	293	84.29	570
12/15/06	1	62,566.65	0.65%	13.450	293	70.00	498
01/01/07	34	2,476,725.49	25.91%	11.468	285	82.62	544
01/02/07	1	42,129.85	0.44%	14.250	300	80.00	562
01/15/07	14	946,425.00	9.90%	11.928	281	82.23	568
01/25/07	1	44,710.55	0.47%	13.125	300	75.00	552
02/01/07	33	2,197,608.36	22.99%	12.066	297	82.57	555
Total	141	9,558,871.83	100.00%	11.502	284	83.20	554

Arrearage	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	555	29,334,952.29	31.72%	9.325	237	74.16	645
0.01 - 1,000.00	324	12,230,038.38	13.22%	11.209	230	79.68	562
1,000.01 - 2,000.00	192	8,637,763.94	9.34%	11.143	231	81.62	555
2,000.01 - 3,000.00	156	6,945,489.65	7.51%	11.577	244	81.38	553
3,000.01 - 4,000.00	101	5,114,295.95	5.53%	11.645	241	83.62	544
4,000.01 - 5,000.00	84	4,793,891.29	5.18%	11.405	243	82.51	547
5,000.01 - 6,000.00	59	3,291,669.24	3.56%	11.728	239	83.33	547
6,000.01 - 7,000.00	43	2,674,986.38	2.89%	11.263	253	80.64	547
7,000.01 - 8,000.00	53	2,988,649.14	3.23%	11.857	254	82.29	544
8,000.01 - 9,000.00	28	1,807,782.91	1.95%	12.237	247	80.90	530
9,000.01 - 10,000.00	29	2,217,356.28	2.40%	11.475	254	84.76	546
10,000.01 - 11,000.00	20	968,206.68	1.05%	12.144	241	81.14	560
11,000.01 - 12,000.00	22	1,778,540.00	1.92%	11.514	234	85.03	556
12,000.01 - 13,000.00	9	657,401.74	0.71%	12.665	230	80.61	525
13,000.01 - 14,000.00	7	535,377.05	0.58%	11.784	252	75.16	569
14,000.01 - 15,000.00	15	1,133,650.89	1.23%	11.458	252	83.04	531
15,000.01 - 16,000.00	7	517,748.41	0.56%	11.722	277	83.12	558
16,000.01 - 17,000.00	5	336,906.41	0.36%	12.165	234	78.57	516
17,000.01 - 18,000.00	10	1,166,982.40	1.26%	10.809	259	81.17	529
18,000.01 - 19,000.00	10	917,022.78	0.99%	11.957	264	84.24	530
19,000.01 - 20,000.00	3	285,607.72	0.31%	10.477	158	84.06	549
20,000.01+	34	4,146,326.47	4.48%	11.288	274	82.67	547
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Bankruptcy	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Bankruptcy	170	8,826,892.12	9.54%	11.601	243	83.73	555
Not Bankruptcy	1,596	83,653,753.88	90.46%	10.690	240	78.89	583
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580

Section 32	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Section 32	1,618	88,662,595.70	95.87%	10.761	242	79.57	580
Section 32	148	3,818,050.30	4.13%	11.152	197	74.44	593
Total	1,766	92,480,646.00	100.00%	10.777	241	79.36	580